UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 26, 2003 (June 24, 2003)

American Financial Realty Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (215) 887-2280

Item 5.    Other Events and Required FD Disclosure.

On June 24, 2003, American Financial Realty Trust (the “Registrant”) priced an initial public offering (the “Offering”) of 55,950,000 of its common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), at $12.50 per Common Share. Of these Common Shares, 200,000 will be sold by a selling shareholder and 55,750,000 will be sold by the Registrant. Banc of America Securities LLC, Friedman, Billings, Ramsey & Co., Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Wachovia Securities, LLC, Legg Mason Wood Walker, Incorporated and Raymond James & Associates, Inc. (collectively, the “Underwriters”) acted as underwriters of the Offering and have been granted by the Registrant a 30-day option to purchase from the Registrant up to an additional 8,392,500 Common Shares to cover over-allotments, if any. The Underwriting Agreement relating to the Offering is filed as Exhibit 1 to this Report.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title

1	Underwriting Agreement, dated June 24, 2003, by and among the Registrant, First States Group, L.P. and the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	Edward J. Matey Jr.
Edward J. Matey Jr. Senior Vice President and General Counsel

Dated: June 26, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1	Underwriting Agreement, dated June 24, 2003, by and among the Registrant, First States Group, L.P. and the Underwriters.